Exhibit 32

CERTIFICATION

In connection with the Quarterly Report of MDS Energy Public 2013 - A LP on Form 10-Q for the period ended March 31, 2013, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned certify pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

MDS ENERGY PUBLIC 2013 - A LP

MDS Energy Development, LLC, Managing General Partner

August 8, 2013	/s/ Michael Snyder
Michael Snyder
Chief Executive Officer and President (Principal Executive Officer)

August 8, 2013	/s/ Russell D. Hogue
Russell D. Hogue, Chief Financial Officer and Assistant Secretary
(Principal Financial Officer and Principal Accounting Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to MDS Energy Public 2013 - A LP and will be retained by MDS Energy Public 2013 - A LP and furnished to the Securities and Exchange Commission or its staff upon request.